Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Grayscale Digital Large Cap Fund LLC (the “Fund”) on Form 10-K for the period ending June 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter Mintzberg, Principal Executive Officer of Grayscale Investments Sponsors, LLC, the Manager of the Fund, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

/s/ Peter Mintzberg
Peter Mintzberg *
Chief Executive Officer (Principal Executive Officer)
September 5, 2025

*	The Registrant is a fund and Mr. Mintzberg is signing in his capacity as Principal Executive Officer of Grayscale Investments Sponsors, LLC, the Manager of the Registrant.